UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 260-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 25, 2016, Retrophin, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the year ended December 31, 2015. A copy of the press release and accompanying information is attached as Exhibit 99.1 to this current report.

The information in this Item 2.02, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02, and Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof regardless of any general incorporation language in any such filing, unless the registrant expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 23, 2016, the Board of Directors of the Company (the “Board”) approved the following 2015 performance-based bonuses for the Company’s executive officers pursuant to the Company’s 2015 Executive/Designated Officer Annual Bonus Plan:

•	Stephen Aselage, the Company’s Chief Executive Officer, was granted a performance-based cash bonus equal to $302,400;

•	Laura Clague, the Company’s Chief Financial Officer, was granted a performance-based cash bonus equal to $186,680;

•	Alvin Shih, M.D., the Company’s Executive Vice President of Research and Development, was granted a performance-based cash bonus equal to $234,000; and

•	Margaret Valeur-Jensen, Ph.D., the Company’s General Counsel, was granted a performance-based cash bonus equal to $221,000.

Additionally, on February 23, 2016, the Board approved the following annual base salary increases for the Company’s executive officers:

•	Stephen Aselage had his annual base salary increased to $516,500;

•	Laura Clague had her annual base salary increased to $369,800;

•	Alvin Shih, M.D. had his annual base salary increased to $463,500; and

•	Margaret Valeur-Jensen, Ph.D. had her annual base salary increased to $437,800.

2016 Executive Officer Annual Bonus Plan

On February 23, 2016, the Board approved the adoption of the 2016 Retrophin, Inc. Executive Officer Annual Bonus Plan (the “Bonus Plan”) for the Company’s executive officers.

Each participant in the Bonus Plan has been assigned a target bonus percentage of such participant’s current base salary for 2016. Pursuant to the terms of the Bonus Plan, the target bonus percentage is set at 60% of base salary for the Chief Executive Officer and 50% of base salary for the other executive officers.

The amounts payable to each participant under the Bonus Plan will be based entirely on the determination by the Compensation Committee of the Board (the “Compensation Committee”) of the achievement by the Company of corporate performance goals. Depending on actual corporate performance during 2016, the Compensation Committee may, in its sole discretion, determine a goal achievement percentage under the Bonus Plan within a range between 0% and 125%.

A participant’s bonus under the Bonus Plan will be equal to his or her annual base salary, multiplied by his or her target bonus percentage, multiplied by the goal achievement percentage determined by the Compensation Committee. However, no payments will be made pursuant to the Bonus Plan in the event that the Compensation Committee determines that less than 50% of the corporate performance goals are achieved.

The corporate performance goals under the Bonus Plan for 2016 relate to (i) total revenues and operating profit, (ii) read out of the Phase II sparsentan clinical trial, (iii) initiation of a trial for RE-024, (iv) agreement with the FDA on a path forward for the addition of CTX indication to the FDA approved label for Chenodal, (v) initiation of Cholbam U.S. registry, (vi) at least one business development transaction, (vii) identification of lead compounds in the discovery program, (viii) expansion of the investor base, (ix) resolution of litigation, and (x) internal operational objectives.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Retrophin, Inc. dated February 25, 2016.

99.2	2016 Retrophin, Inc. Executive Officer Annual Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: February 25, 2016	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer